Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANT

Lifetime Brands, Inc.

1000 Stewart Avenue

Garden City

NY 11530

United States of America

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-137575) and Form S-8 (No. 333-105382, 333-146017, 333-162734 and 333-186208) of Lifetime Brands, Inc. of our report dated 31 March 2014, relating to the consolidated financial statements of Thomas Plant (Birmingham) Limited as of and for the 52 weeks ended 27 May 2013, which appears in this Form 8-K.

/s/ BDO LLP

Birmingham, United Kingdom

31 March 2014